Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:
Phyllis Proffer
Director, Investor Relations
SYNNEX Corporation
Telephone: (864) 373-7354

SYNNEX to Acquire Westcon-Comstor North America and Latin America Businesses
Positions SYNNEX as a leader in Security, UCC and Networking
Fiscal Q2 2017 Revenue and Non-GAAP EPS expected to be above prior guidance

Fremont, CA – June 5, 2017 –SYNNEX Corporation (NYSE: SNX), and Datatec Ltd today announced a definitive agreement in which SYNNEX will acquire Datatec’s Westcon-Comstor Americas business and become a minority shareholder in Datatec’s Westcon EMEA and APAC businesses.
"We believe this is a unique opportunity that is transformational to SYNNEX and is aligned to our strategy of positioning the business to where technology is growing. Westcon-Comstor is a recognized leader in the security, UCC and networking space,” stated Kevin Murai, President and CEO of SYNNEX Corp. “The Westcon-Comstor brand has been built over time by a very deep and talented team and we are excited to welcome the Americas team to our family.”
Jens Montanana, CEO of Datatec, stated, “I’m proud of our team and the business they have built over the past thirty years. The SYNNEX culture is similar to Westcon-Comstor and I’m excited about the opportunity to grow our businesses together on a global scale. We share a common vision and strategic objective in addressing the global complexities and emerging demands facing our partners.”

Transaction Details and Impact of Acquisition to Consolidated SYNNEX Corporation Financials:
▪$500M in stock and $100M in cash at closing
▪Up to $200M earn out if certain financial targets are achieved through Feb 2018
▪$30M for 10% ownership of Datatec’s Westcon EMEA and APAC businesses

▪	Approximately $115 million of net debt will be assumed and refinanced with the close of the transaction
▪Option to pay all cash, based on the average share price at closing

▪	If stock is issued, the SNX Board of Directors will appoint Jens Montanana to the SYNNEX Board of Directors, subject to compliance with legal and regulatory requirements
"We are pleased to welcome a long-term shareholder like Datatec Ltd. The ownership structure serves us well as it aligns our collective long-term goals,” stated Kevin Murai, President and CEO of SYNNEX Corp. “The composition of this transformative acquisition enables SYNNEX to further invest in long-term strategies to grow and diversify our business. Mr. Montanana brings to our board deep practical knowledge in doing business beyond North America.”
For its fiscal year end ended February 28, 2017, the Westcon Americas business generated approximately $2.2 billion of revenue and approximately $89 million in EBITDA. In the first 12 months after close, the Westcon Americas business, excluding integration costs, transaction expenses and intangible amortization, is expected to be mildly accretive to SYNNEX Non-GAAP EPS and then accelerate in year two.
The transaction is expected to close in the third calendar quarter of 2017, subject to the satisfaction of regulatory requirements and customary closing conditions. Until the transaction is completed, the companies will continue to operate independently.
Additionally, while the company is going through the normal quarterly close and reporting process, revenues for the second quarter ended May 31st are now estimated to come in above the high end of our guidance range of $3.575-$3.775 billion and Non-GAAP EPS is estimated to come in above the high end of our guidance range of $1.70 - $1.78. The company will report its Q2 earnings results and hold a conference call on June 22nd.

Conference Call and Webcast
SYNNEX will be discussing this announcement on a conference call at 9:00 a.m. (EST) June 6, 2017. A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (800) 369-1162 in North America or (415) 228-5007 outside North America. The passcode for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.

About SYNNEX Corporation
SYNNEX Corporation (NYSE:SNX) is a Fortune 500 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement strategy to a broad range of enterprises. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services around customer engagement strategy, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at www.synnex.com.

About Datatec Ltd
Datatec Ltd (JSE/AIM:DTC) is a global ICT solutions and services group with revenues of over US$ 6 billion, more than 8,000 employees worldwide and operations in over 70 countries across North America, Latin America, Europe, Africa, Middle East and Asia-Pacific. Through three core operating divisions, the Group offers Technology Distribution (Westcon-Comstor), Integration and Managed Services (Logicalis) and Consulting and Research (Analysys Mason and Mason Advisory).
Datatec’s shares are listed on the Johannesburg Stock Exchange and it has a secondary listing on AIM in London.
About Westcon-Comstor
Westcon-Comstor (WestconGroup Inc.) is a value-added technology distributor of category-leading solutions in Security, Collaboration, Networking and Data Center. The company is transforming the technology supply chain through its capabilities in Cloud, Services and Global Deployment. Through a unique physical and digital distribution network, Westcon-Comstor extends its partners’ global reach while providing the local expertise needed to successfully navigate worldwide opportunities. The company combines expert technical and market knowledge with industry-leading partner enablement programs. Westcon-Comstor delivers results together through its unique engagement model and deep partner relationships. The company goes to market under the Westcon and Comstor brands.

Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding the acquisition and minority investment, including the timing and impact thereof, the amount and form of consideration, including the earnout, the assumption of net debt, potential director appointment, closing conditions, regulatory approvals, that the transaction is expected to be accretive and the pace thereof, and our expectations for the fiscal 2017 second quarter as to revenue and non-GAAP EPS are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: risks relating to the transaction, including that the transaction will not be consummated; failure to receive regulatory approval for the transaction; the ability to successfully integrate employees and operations; diversion of management’s attention; retaining key employees; and risks associated with international operations; as well as risks relating to SYNNEX, including general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2016 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2017 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

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